UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 3, 2014
Date of Report (Date of earliest event reported)

_________________________

THUNDER ACQUISITION, LLC

(Exact name of registrant as specified in its charter)

_________________________

Delaware	000-54947	35-2489116
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

American Realty Capital Trust IV, Inc.

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution and Exchange Agreement

Pursuant to a letter agreement entered into on July 1, 2013 (the “Letter Agreement”) in connection with the Merger Agreement (as defined below), (i) it was acknowledged that the Merger (as defined below) constitutes an “investment liquidity event,” which entitles American Realty Capital Trust IV Special Limited Partner, LLC (the “Special Limited Partner”), a Delaware limited liability company and the holder of the special limited partner interest (the “SLP Interest”) in Company Operating Partnership (as defined below), to receive certain distributions from American Realty Capital Operating Partnership IV, L.P., a Delaware limited partnership and the operating partnership of the Company (as defined below) (“Company Operating Partnership”), including a subordinated distribution of net sales proceeds resulting from an “investment liquidity event” (as defined in the agreement of limited partnership of Company Operating Partnership) and (ii) the Special Limited Partner elected to contribute its SLP Interest to Company Operating Partnership pursuant to a contribution agreement to be entered into in exchange for the number of operating partnership units in Company Operating Partnership determined in accordance with the Letter Agreement. The Special Limited Partner is an affiliate of AR Capital, LLC, a Delaware limited liability company (“ARC”).

In order to implement the Letter Agreement, on January 3, 2014, ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of ARCP (as defined below) (“ARCP Operating Partnership”), entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with the Special Limited Partner, ARC Real Estate Partners, LLC, a Delaware limited liability company (“AREP”), and Company Operating Partnership. Under the Letter Agreement, in connection with management’s successful attainment of the 6% performance hurdle and the return to the Company’s stockholders of approximately $358.3 million in addition to their initial investment (determined based on the value of the merger consideration per share of the Company common stock of (i) $9.00 in cash; (ii) 0.5190 of a share of ARCP common stock (valued at $6.70 using the ARCP closing price of $12.91 on the trading day of the Merger and representing 21.9% of the total nominal consideration); and (iii) 0.5937 of a share of ARCP’s Series F Preferred Stock (as defined below) (NASDAQ: ARCPP) (valued at $14.84 based on liquidation preference of $25.00 per share of perpetual preferred stock and representing 48.6% of the total nominal consideration), for a fixed nominal consideration, as of January 3, 2014, of $30.54), the Special Limited Partner was entitled to receive a subordinated distribution of net sales proceeds from Company Operating Partnership in an amount equal to approximately $63.2 million (the “Subordinated Distribution Amount”). Pursuant to the Contribution and Exchange Agreement, (i) the Special Limited Partner contributed its SLP Interest (with a value equal to the Subordinated Distribution Amount) to Company Operating Partnership in exchange for an amount of common units of equity ownership of Company Operating Partnership equivalent to 6,734,148 common units of equity ownership of ARCP Operating Partnership, which were automatically converted into such ARCP Operating Partnership common units upon consummation of the Partnership Merger (as defined below), and (ii) AREP contributed $750,000 in cash to Company Operating Partnership, effective prior to the consummation of the Merger and Partnership Merger, in exchange for an amount of common units of equity ownership of Company Operating Partnership equivalent to 79,872 common units of equity ownership of ARCP Operating Partnership, which were automatically converted into such ARCP Operating Partnership common units upon consummation of the Partnership Merger.

This summary description of the material terms of the Contribution and Exchange Agreement is qualified in its entirety by the Contribution and Exchange Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger, which occurred on January 3, 2014 (the “Effective Time”), each share of common stock, par value $0.01 per share (“Company Common Stock”), of American Realty Capital Trust IV, Inc., a Maryland corporation (the “Company”), issued and outstanding immediately prior to the Effective Time, was converted into the right to receive: (i) $9.00 in cash (the “Cash Consideration”); (ii) 0.5190 of a share of common stock, par value $0.01 per share, of American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”) (the “Stock Consideration”); and (iii) 0.5937 of a share of 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share, of ARCP (collectively with the Cash Consideration and the Stock Consideration, the “Merger Consideration”).

In connection with the consummation of the Partnership Merger (as defined below), each outstanding unit of equity ownership of Company Operating Partnership, other than Class B Units, was converted into the right to receive: (i) the Cash Consideration, (ii) 0.5190 of a unit of equity ownership of ARCP Operating Partnership and (ii) 0.5937 of a preferred unit of equity ownership of ARCP Operating Partnership. Each Class B Unit of Company Operating Partnership was converted into the right to receive 2.3961 Class B Units of ARCP Operating Partnership.

In addition, as provided in the Merger Agreement (as defined below), immediately prior to the Effective Time, the vesting of certain shares of Company restricted stock was accelerated, and each such share was entitled to receive the Merger Consideration.

Item 5.01. Changes in Control of Registrant.

On January 3, 2014, the Company completed its merger (the “Merger”) with Thunder Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of ARCP Operating Partnership (“Merger Sub”), whereby the Company merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of ARCP Operating Partnership (the “Surviving Entity”). The Merger was effected pursuant to that certain Agreement and Plan of Merger dated as of July 1, 2013 (as amended on October 6, 2013 and October 11, 2013, the “Merger Agreement”), by and among the Company, ARCP, Merger Sub, ARCP Operating Partnership and Company Operating Partnership. In addition, pursuant to the Merger Agreement, Company Operating Partnership completed its merger (the “Partnership Merger”) with and into ARCP Operating Partnership, with ARCP Operating Partnership being the surviving entity.

The Merger became effective upon the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of January 3, 2014. The Partnership Merger became effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of January 3, 2014.

The description of the Merger Agreement contained in this Current Report on Form 8-K (including the description of the Merger Consideration) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 2, 2013, as amended by the First Amendment to the Merger Agreement dated October 6, 2013, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 7, 2013, and the Second Amendment to the Merger Agreement dated October 11, 2013, a copy of which was filed as Annex E to the Definitive Proxy Statement/Prospectus filed by the Company and ARCP on December 4, 2013.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of the following members of the Company’s Board of Directors (the “Board”) resigned from the Board, effective immediately prior to the Effective Time: Nicholas S. Schorsch; Edward M. Weil, Jr.; William G. Stanley; Abby M. Wenzel; and Elizabeth K. Tuppeny. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices and solely occurred in connection with the closing of the Merger.

Simultaneous with the resignations described above and solely in connection with the closing of the Merger, each of the following members of the Board resigned from the Audit Committee of the Board, effective immediately prior to the Effective Time: Abby M. Wenzel; Elizabeth K. Tuppeny; and William G. Stanley.

Simultaneous with the resignations described above and solely in connection with the closing of the Merger, each of the following officers of the Company resigned, effective immediately prior to the Effective Time: Nicholas S. Schorsch as Chief Executive Officer; Edward M. Weil, Jr. as President, Chief Operating Officer, Treasurer and Secretary; Brian S. Block as Executive Vice President and Chief Financial Officer; and Peter M. Budko as Executive Vice President and Chief Investment Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, (i) the certificate of formation of Merger Sub as in effect immediately prior to the Merger became the certificate of formation of the Surviving Entity, and (ii) the limited liability company agreement of Merger Sub as in effect immediately prior to the Merger became the limited liability company agreement of the Surviving Entity.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held on January 3, 2014 (the “Special Meeting”). Set forth below are the voting results from the Special Meeting.

1.	To approve the merger of the Company with and into Merger Sub pursuant to the Merger Agreement and the other transactions contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
47,119,264.55	183,317.27	319,914.24	0

2.	To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
46,772,213.13	377,655.98	472,626.95	0

No other proposals were submitted to a vote of the Company’s stockholders at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Contribution and Exchange Agreement, dated as of January 3, 2014, among ARCP Operating Partnership, the Special Limited Partner, AREP and Company Operating Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER ACQUISITION, LLC

Date: January 3, 2014	By:	ARC PROPERTIES OPERATING PARTNERSHIP, L.P.,
its sole member

	By:	AMERICAN REALTY CAPITAL PROPERTIES, INC.,
its general partner

	By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the
Board of Directors